UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2007

______________

O2 Secure Wireless, Inc.
(Exact name of registrant as specified in its charter)

______________

Georgia	001-32882	45-0526044
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
4898 S. Old Peachtree Rd NW, Suite 150
Norcross, GA 30071
(Address of Principal Executive Office) (Zip Code)

(678) 942-0684
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                                Changes in Registrant’s Certifying Accountant

On October 3, 2007, Braverman International, P.C. (“Braverman”) resigned as independent auditor of O2 Secure Wireless, Inc. (the “Company”).  The Company’s Board of Directors accepted the resignation on October 3, 2007.

The report on the financial statements of the Company for the fiscal year ended September 30, 2006, and interim periods December 31, 2006, March 31, 2007, and June 30, 2007 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s fiscal years ended September 30, 2005 and 2006, there have been no disagreements with Braverman on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Braverman would have caused them to make reference thereto in their reports on the financial statements of such year.

Braverman, at the time of resignation, had not yet released a report or opinion regarding the Company’s financial statements for the fiscal year ended September 30, 2007.

On October 10, 2007, the Board of Directors of the Company approved the engagement of the accounting firm of McElravy, Kitchen & Associates, P.C., to serve as the Company’s principal independent accountant.  Prior to October 10, 2007, the Company had not engaged McElravy, Kitchen & Associates, P.C. for any purpose.

The Company has furnished Braverman with a copy of the foregoing disclosure and requested them to provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements.  A copy of the letter of Braverman to the Securities and Exchange Commission, dated November 14, 2007 is attached as an exhibit hereto.

ITEM 9.01                                Financial Statements and Exhibits

Exhibit 16.1-Letter from Braverman International, P.C.

Pursuant to the requirements of the Securities and Exchange Act of 1934, O2 Secure Wireless, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                                                                      O2 SECURE WIRELESS, INC.

_November 16, 2007_____                                                 /s/ Craig Sellars
Name: Craig Sellars
Title: Chief Executive Officer